Date: Wed, 13 Dec 2000 22:25:08 +0000
Subject: At the end of the road!
From: Flemming Stanley <Fl.Stanley@stantech.co.uk>
To: <trevor@yarc.com>, <tm@well.com>

Dear Trevor,

I must admit that it has been a very enjoyable day.

I have celebrated the day by drinking an exquisite bottle of red wine. Such an event is indeed worth a major celebration.

I have never had my doubts where this would end! I must admit that you have shown more tenacity than I had expected.

However, you ll never learn from your mistakes. So I wouldn t be surprised to see you start again; nevertheless, rest assured that I ll watch you and act accordingly should you ever try to sell our assets again!

And rest assured that I am not finished with you, yet! There are quite a few people that still would benefit from being properly informed about your merits .

Flemming Stanley

StanTech UK Ltd.
Digital Imaging Systems
Website: http://www.stantech.co.uk
Tel: +44 1342 327 217
Fax: +44 1342 327 113
173, Garden Wood Road
East Grinstead
West Sussex, RH19 1SH
United Kingdom